Exhibit 32.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report  on Form 10-Q of Daseke, Inc. (the Company) for the period ended September  30, 2019 as filed with the Securities and Exchange Commission on the date hereof (the Report), I, Christopher Easter,  Interim Chief Executive Officer and Chief Operating Officer of the Company, certify pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge: (1) the Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 12, 2019	By:	/s/ Christopher Easter
Christopher Easter
Interim Chief Executive Officer and Chief Operating Officer
(Principal Financial Officer)